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Exhibit 5.2

LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL, LLP
1735 MARKET STREET. 51ST FLOOR
PHILADELPHIA, PENNSYLVANIA 19103-7599

215-665-8500
FAX: 215-864-8999
WWW.BALLARDSPAHR.COM

June 6, 2003

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, MA 02111

  Re:
  Registration Statement on Form S-8

Dear Iron:

        We have acted as special Pennsylvania counsel to Iron Mountain Incorporated, a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of 750,000 shares (the "Shares") of its Common Stock, par value $.01 per share, that are issuable pursuant to the provisions of the Company's 2003 Employee Stock Purchase Plan (the "Plan"). The following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5.2 to the Company's registration statement on Form S-8 under the Act.

        In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan and such other documents, certificates and other instruments and such matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

        We express no opinion herein as to the laws of any jurisdiction other than the Commonwealth of Pennsylvania, and we express no opinion as to securities or blue sky laws. This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

        Based on and subject to the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 being filed with respect to the Shares.

Sincerely,
/s/ Ballard Spahr Andrews & Ingersoll, LLP

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Opinion of Ballard Spahr Andrews and Ingersoll LLP